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                                                                    EXHIBIT 23.2


                         Independent Auditors' Consent


We consent to the incorporation by reference in (i) Registration Statement No. 333-87452 of United Auto Group, Inc. on Form S-4, (ii) Registration Statement No. 333-88014 of United Auto Group, Inc. on Form S-3, (iii) and Registration Statement Nos. 333-14971, 333-26219 and 333-50816 on Form S-8 of our report dated May 10, 2002 relating to the financial statements of HBL, LLC for the ten months ended December 31, 2001, which appears in this Current Report on Form 8-K under the Securities Exchange Act of 1934 Form 8-K of United Auto Group, Inc. dated November 22, 2002.




                                          Crowe, Chizek and Company LLP

South Bend, Indiana
November 20, 2002